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                                                                    EXHIBIT 21.1
Subsidiaries of InvestorsBancorp, Inc.




                             INVESTORSBANCORP, INC.
                         SUBSIDIARIES OF THE REGISTRANT



NAME OF COMPANY                         INCORPORATED IN                    SUBSIDIARY OF
---------------                         ---------------                    -------------
InvestorsBank,                          Wisconsin                          InvestorsBancorp, Inc.
A Wisconsin chartered
bank located in
Pewaukee, Wisconsin

Investors Business Credit, Inc.         Nevada                             InvestorsBank

























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